UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): July 3, 2014

SPORT CHALET, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-20736	95-4390071
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Sport Chalet Drive, La Cañada Flintridge, CA 91011

(Address of principal executive offices) (Zip Code)

(818) 949-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 3, 2014, Sport Chalet, Inc. (the “Company”) received notice (the “Notice”) from the NASDAQ Stock Market (“Nasdaq”) that the Company is not in compliance with Rule 5450 of the Nasdaq Listing Rules (the “Listing Rules”). Rule 5450 requires a company to maintain a minimum of $10 million in stockholders’ equity for continued listing on The Nasdaq Global Market (the “Global Market”). As of March 30, 2014, the Company reported stockholders’ equity of $5.3 million and no longer complies with Rule 5450.

The Listing Rules provide a period of 45 calendar days after receiving notice of noncompliance from Nasdaq for the Company to submit a plan to regain compliance with the requirement for a minimum stockholders’ equity. In determining whether to accept the Company’s plan, Nasdaq will consider such things as the likelihood that the plan will result in compliance with Nasdaq’s continued listing criteria, the Company’s past compliance history, the reasons for the Company’s current non-compliance, other corporate events that may occur within Nasdaq’s review period, the Company’s overall financial condition and its public disclosures. If the Company’s plan, if any, were to be accepted, Nasdaq can grant an extension of up to 180 calendar days from the date of the Notice to evidence compliance. If Nasdaq were not to accept the plan, the Company would have the opportunity to appeal that decision to a Hearings Panel under Rule 5815 of the Listing Rules.

Alternatively, the Company may consider applying to transfer its securities to The Nasdaq Capital Market (the “Capital Market”), provided it then meets the Capital Market’s listing requirements.

There can be no assurance that the Company will develop a plan to regain compliance with Rule 5450, that Nasdaq will accept such plan, that any such plan will be successful, that the Company will appeal any determination by Nasdaq to reject the plan, that Nasdaq will grant any such appeal, that the Company will meet the listing requirements of the Capital Market, or that the Company will be able to regain or subsequently maintain compliance with the requirements for continued listing under the Listing Rules for the Global Market or the Capital Market (including, but not limited to, with respect to the failure to maintain a minimum stockholders’ equity).

As of June 25, 2014, 7,582,144 shares of the Company’s Class A Common Stock (the “Class A Shares”) and 129,980 shares of the Company’s Class B Shares Common Stock (the “Class B Shares”) (representing 61.1% and 7.3%, respectively, of the outstanding shares of such class) held by The Olberz Family Trust dated 05/06/1997, Eric S. Olberz and Irene M. Olberz and 791,635 Class B Shares (representing 44.6% of the outstanding shares of such class) held by Craig Levra, the Chairman of the Board and the Chief Executive Officer of the Company, are pledged as collateral for loans.

Failure to maintain listing on Nasdaq of the Class A Shares or the Class B Shares may have a material adverse effect on the price or liquidity of the Class A Shares or Class B Shares. Failure to maintain listing on Nasdaq, or a decline in the price, of the Class A Shares or the Class B Shares may result in the sale of some or all of the shares pledged.

Certain statements set forth in this Current Report on Form 8-K relate to management’s future plans, objectives and expectations. Such statements are forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this Current Report on Form 8-K, including, without limitation, references regarding the possibility that the Company may be able to develop a plan to regain compliance with the listing requirements, its right to appeal any Nasdaq determination and any implication that the Company may request continued listing are forward-looking statements. These statements express, or are based on, management’s current expectations and forecasts about future events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:July 8, 2014	SPORT CHALET, INC.

	By:	/s/ Howard K. Kaminsky
Howard K. Kaminsky, Executive Vice President-Finance, Chief Financial Officer and Secretary